                                                                                        EXHIBIT 10.3

PERFORMANCE SHARE GRANT AGREEMENT

[DATE]

[GRANTEE]

              Re:     Prestige Brands Holdings, Inc. Grant of Performance Shares

Dear [GRANTEE]:

Prestige Brands Holdings, Inc. (the “Company”) is pleased to advise you that, pursuant to the Company’s 2005 Long-Term Equity Incentive Plan (the “Plan”), the Company’s Compensation Committee and Board of Directors have granted to you performance shares, as set forth below (the “Performance Shares”), subject to the terms and conditions set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

As of the date hereof, you have been granted a performance share award in an aggregate amount equal to $_______ (the “Performance Award”). In order to calculate the amount of shares of common stock underlying the Performance Award (the “Performance Share Amount”), the Company has divided the Performance Award by $_______ (the “Initial Valuation Price”), the closing price of the Company’s common stock on [DATE]. The term of the Performance Award shall be from [DATE] through [DATE] (the “Performance Cycle”). Upon the expiration of the Performance Cycle, the Company shall calculate the value of the Performance Award in accordance with the formula set forth below (the “Formula”). To the extent the number calculated pursuant to the Formula is greater than zero, such value shall be paid to you in shares of the Company’s common stock, cash, other securities of the Company or any combination thereof, as the Compensation Committee may determine. For purposes of the Formula, the “Final Valuation Price” shall be the closing price of the Company’s common stock on the New York Stock Exchange or any other exchange on which such shares may then be traded on the last business day of the Performance Cycle.

Grant Date	[DATE]
Performance Award	$________
Initial Valuation Price	$________
Performance Share Amount	_________
Performance Cycle	_________
Formula	Performance Share Amount X (Final Valuation Price- Initial Valuation Price)

If the Company decides to pay the value calculated pursuant to the Formula, or a portion thereof, in shares of the Company’s common stock, the number of shares to be paid to you will equal such value divided by the Final Valuation Price. In order to be eligible to receive a payment pursuant to the Performance Award as described herein, you must be an employee of the Company on the date of expiration of the Performance Cycle. However, upon death, Retirement or Disability prior to the expiration of the Performance Cycle, you shall earn a Performance Award calculated by using the closing stock price of the Company’s common stock on the date your employment with the Company terminated as the Final Valuation Price; provided, that the value calculated pursuant to the Formula is greater than zero.

1.  Conformity with Plan.  The grant of Performance Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement, the Plan and the other documents delivered herewith and agree to be bound by all of the terms of this Agreement and the Plan.

2.  Change in Control.  In the event of a Change in Control, the terms of the Plan shall govern the treatment of the Performance Award.

3.  Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its stockholders to terminate your duties as an employee at any time (with or without Cause), nor confer upon you any right to continue as an employee of the Company for any period of time, or to continue your present (or any other) rate of compensation.

4.  Remedies.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

5.  Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

6.  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

7.  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

8.  Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.  Governing Law.  THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE

10.  Notices.   All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at the address appearing on the signature page to this Agreement and to the Company at Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attn: Secretary, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

11.  Entire Agreement.  This Agreement, together with the Exhibits attached hereto, constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your Performance Shares.

*    *    *    *    *

Signature Page to Performance Shares Grant Agreement

Please execute the extra copy of this Agreement in the space below and return it to the Secretary at Prestige Brands Holdings, Inc. to confirm your understanding and acceptance of the agreements contained in this Agreement.

                            Very truly yours,

                            Prestige Brands Holdings, Inc.

                            By:_________________________________
                                                 Name:
                                                                                                                                                    Title:

        Enclosures:    Agreement
           Extra copy of this Agreement
           Frequently Asked Questions
           2005 Long-Term Equity Incentive Plan
           Registration Statement on Form S-8

The undersigned hereby acknowledges having received and read all of the Enclosures referenced above. The Undersigned hereby agrees to be bound by all of the provisions set forth herein and in the Plan.

Dated as of ___________

                            ____________________________________
                            [GRANTEE]

                            Address: